Exhibit 23.2

Consent of Ernst & Young LLP - Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-170981) pertaining to the automatic shelf registration statement of securities of well-known seasoned issuers,
(2) Registration Statement (Form S-8 No. 333-144962) pertaining to the 2007 Incentive Award Plan,

(3) Registration Statement (Form S-8 No. 333-133507) pertaining to the Amended and Restated 1988 Employee Stock Purchase Plan,
(4) Registration Statement (Form S-8 No. 333-124187) pertaining to the 2003 Stock Option Plan,
(5) Registration Statement (Form S-8 No. 333-53335) pertaining to the Amended 1988 Employee Stock Purchase Plan,

(6) Registration Statement (Form S-8 No. 333-53337) pertaining to the 1994 Stock Option Plan, and

(7) Registration Statement (Form S-8 No. 333-179876) pertaining to the 2011 Employee Stock Purchase Plan;

of our report dated March 18, 2013 (except for the section in Note 1 entitled ‘Correction of Immaterial Errors, and Reclassification of Certain Amounts’, as to which the date is March 17, 2014), with respect to the consolidated financial statements and schedule of Bio-Rad Laboratories, Inc. included in this Annual Report (Form 10-K) of Bio-Rad Laboratories, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Redwood City, California
March 17, 2014